Exhibit 10.3

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP

THIS AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) of Monogram Residential Master Partnership I LP, a Delaware limited partnership (the “Partnership”), is entered into as of March 30, 2017 (the “Effective Date”), by and among REIT MP GP, LLC, a Delaware limited liability company, as the general partner (the “Monogram General Partner”), and Stichting Depositary PGGM Private Real Estate Fund (the “Title Holder”), a Dutch foundation (stichting), acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund (the “Fund” and together with the Title Holder, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), as the sole limited partner.

W I T N E S S E T H:

WHEREAS, Monogram General Partner, as the general partner, and PGGM PRE Fund, as the sole limited partner, have previously entered into (i) that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 20, 2013, (ii) that certain Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 7, 2015 and (iii) that certain letter agreement, dated June 24, 2016, between the Title Holder and the Monogram General Partner (collectively, the “Agreement”), which Agreement governs the business and affairs of the Partnership;
WHEREAS, Monogram Residential Facility I Manager, LLC, a Delaware limited liability company (“Monogram Manager”), which is a subsidiary of Monogram Residential OP LP, a Delaware limited partnership (“Monogram”), and the Partnership have formed Monogram Residential Facility I, LLC, a Delaware limited liability company (the “Borrower Holdco Venture”), and have, in connection therewith, entered into and delivered that certain Limited Liability Company Agreement of Borrower Holdco Venture, dated as of the Effective Date (the “Borrower Holdco Venture Agreement”), attached hereto as Exhibit A;
WHEREAS, contemporaneous with the execution of this Amendment, the Partnership, Monogram, Monogram Manager and certain subsidiaries of Monogram (collectively, the “Monogram Subsidiaries”) are entering into a Contribution Agreement, dated as of the Effective Date (the “Contribution Agreement”), the form of which is attached hereto as Exhibit B, pursuant to which the Partnership will contribute to Borrower Holdco Venture its respective limited liability company interests in seven (7) Ventures (the “Contributed Ventures”), each of which Contributed Ventures indirectly owns a Project (the “Contributed Projects”), with the Monogram Subsidiaries simultaneously (and in the following order) (i) distributing 100% of their respective ownership interests in the Contributed Ventures to Monogram, (ii) Monogram contributing all such ownership interests in the Contributed Ventures to Monogram Manager and (iii) Monogram Manager contributing all such interests to Borrower Holdco Venture; such that, immediately following the distributions and contributions described herein and in the Contribution Agreement, (x) Monogram Manager, a wholly-owned subsidiary of Monogram, will be the sole managing member of Borrower Holdco Venture, holding a 55% interest therein, (y) Partnership will be the sole non-managing member of Borrower Holdco Venture, holding a 45% interest therein and (z) Borrower Holdco Venture will be the sole member and manager of each of the Contributed Ventures;
WHEREAS, Borrower Holdco Venture is entering into a Credit Agreement (the “Financing Agreement”), dated as of the Effective Date and certain other Loan Documents (pursuant to and as defined in the Financing Agreement, collectively and together with the Financing Agreement, the “Financing Documents”), pursuant to which Borrower Holdco Venture is obtaining financing (the “Financing”) in an amount up to $300,000,000, as the same may be increased from time to time pursuant to the Financing Documents, and using the proceeds of such Financing to, among other things, repay existing financing encumbering and otherwise in respect of the Contributed Projects; and
WHEREAS, Monogram General Partner and PGGM PRE Fund desire to amend the Agreement to reflect the formation of the Borrower Holdco Venture and the transactions contemplated by each of the Contribution Agreement and the Financing Documents in accordance with the terms and provisions of this Amendment;
NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound hereby, do hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Agreement. The defined term “Agreement” in the Agreement shall mean the Agreement as amended by this Amendment and all subsequent amendments, restatements and modifications of the Agreement.

1.2    Defined Terms. Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II.
AMENDMENT

2.1    Borrower Holdco Venture and Borrower Holdco Venture Agreement.

(a)For all purposes of the Agreement, except as set forth in Section 2.4, Section 2.5 and Section 2.6 of this Amendment, the Borrower Holdco Venture shall be a “New Venture” and the Borrower Holdco Venture Agreement shall be a “New Venture Agreement” notwithstanding that the Borrower Holdco Venture Agreement is in the form attached to this Amendment as Exhibit A, and is not the same agreement as the form of New Venture Agreement attached as Exhibit E to the Agreement.
(b)Concurrently with the consummation of the transactions contemplated in the Contribution Agreement, the limited liability company agreement of each of the Contributed Ventures shall be amended and restated in its entirety, substantially in the form attached to this Amendment as Exhibit C.

(c)Upon the approval of the Advisory Committee after the Effective Date, pursuant to Section 2.7 of this Amendment, Monogram General Partner (on behalf of the Partnership) and Monogram Manager (on behalf of itself and/or one or more subsidiaries of Monogram) may cause the Borrower Holdco Venture to, directly or indirectly through one or more New Ventures, acquire one or more Initial Projects, Existing Projects and/or Additional Projects (each and any of the foregoing, an “Additional Holdco Project”) and, in connection therewith, to cause such Additional Holdco Project to be added as an Unencumbered Pool Property (under and as defined in the Financing Agreement), and to cause such New Venture(s) (and/or any applicable subsidiary of such New Venture(s)) to execute and deliver a Guaranty (under and as defined in the Financing Agreement) and/or other applicable Financing Documents, all in accordance with the terms and provisions of the Financing Documents (the foregoing, a “Collateral Addition”). Any such other New Ventures are hereinafter referred to as the “Subsequent Contributed Ventures,” and together with the Contributed Ventures, for so long as any such Venture is owned directly or indirectly by Borrower Holdco Venture, the “Borrower Holdco Subsidiary Ventures,” and any such Additional Holdco Projects are hereinafter referred to as the “Subsequent Contributed Projects,” and together with the Contributed Projects, for so long as any such Project is owned directly or indirectly by Borrower Holdco Venture, the “Borrower Holdco Projects”). In connection with any such Collateral Addition, the Monogram General Partner (or its applicable Affiliate) shall, as and to the extent applicable, cause the Partnership and Monogram Manager (or Monogram Manager shall cause the applicable subsidiary of Monogram) to contribute their respective direct or indirect limited liability company interests in such Subsequent Contributed Venture to the Borrower Holdco Venture in substantially the same manner (and pursuant to substantially the same form of Contribution Agreement) as the Contributed Ventures were contributed to the Borrower Holdco Venture. Notwithstanding the foregoing, or anything to the contrary contained in the Agreement, (x) each New Venture that acquires one or more Additional Holdco Project(s) as contemplated in this Section 2.1(c) shall be wholly-owned by Borrower Holdco Venture and (y) the New Venture Agreement in respect of each such New Venture shall be substantially in the form attached to this Amendment as Exhibit C.

(d)Following the contribution (each, a “Contribution”) of the limited liability company interests in a Borrower Holdco Subsidiary Venture to the Borrower Holdco Venture, the Borrower Holdco Project indirectly owned by such Borrower Holdco Subsidiary Venture will continue to be a separate New Project within the meaning of the Agreement prior to, as of and after such Contribution, including, for avoidance of doubt, for purposes of Section 5.1 of the Agreement (with respect to, among other things, the calculation of distributions) and Section 7.3(b) of the Agreement (with respect to, among other things, preparation of a Subsequent Operating Plan).

(e)Upon the approval of the Advisory Committee pursuant to Section 2.7 of this Amendment, Monogram General Partner (on behalf of the Partnership) and Monogram Manager (on behalf of itself and/or one or more subsidiaries of Monogram) may cause the Borrower Holdco Venture to effect a disposition or other conveyance or transfer of the applicable Borrower Holdco Subsidiary Venture(s) and/or Borrower Holdco Project(s) in accordance with the terms and provisions of the Financing Documents (and of the foregoing, a “Collateral Disposition”), in which case upon such Collateral Disposition, Monogram General Partner (or its applicable Affiliate) shall cause the Partnership and Monogram Manager (or Monogram Manager shall cause the applicable subsidiary of Monogram) to (i) cause the Borrower Holdco Venture to transfer one hundred percent (100%)

of its limited liability company interests in such Borrower Holdco Subsidiary Venture to the Partnership and one or more subsidiaries of Monogram in the same proportion as Monogram Manager and the Partnership beneficially owned such Borrower Holdco Subsidiary Venture as of such Collateral Disposition pursuant to the terms and provisions of the Borrower Holdco Venture Agreement and in the form of assignment of membership interests attached hereto as Exhibit D and (ii) amend and restate the limited liability company agreement of such Borrower Holdco Subsidiary Venture on the form of New Venture Agreement attached to the Agreement as Exhibit E. Following any Collateral Disposition, the Borrower Holdco Project indirectly owned by such Borrower Holdco Subsidiary Venture will continue to be a separate New Project within the meaning of the Agreement prior to, as of and after such Collateral Disposition, including, for avoidance of doubt, for purposes of Section 5.1 of the Agreement (with respect to, among other things, the calculation of distributions) and Section 7.3(b) of the Agreement (with respect to, among other things, preparation of a Subsequent Operating Plan).

2.2    Allocation of Operating Expenses of Borrower Holdco Venture. Notwithstanding Section 5.6(b) of the Agreement, the Operating Expenses with respect to the Borrower Holdco Venture (which, for avoidance of doubt, will include the expenses incurred with respect to the formation, organization and operation of the Borrower Holdco Venture, the expenses incurred in negotiating and implementing the Financing Documents and the fees, interest payments and other charges incurred by Borrower Holdco Venture from time to time pursuant to such Financing Documents) shall be allocated for each period to the Borrower Holdco Projects as follows: (i) to the extent any Operating Expenses are specifically related to a particular Borrower Holdco Project held during such period (as reasonably determined by the General Partner), then such Operating Expenses shall be allocated to such Borrower Holdco Project or (ii) to the extent any Operating Expenses are not specifically related to a particular Borrower Holdco Project held during such period (as reasonably determined by the General Partner), then such Operating Expenses shall be allocated among the Borrower Holdco Projects held during such period based upon the outstanding principal balance of the Financing for such period used to repay the financing encumbering such Borrower Holdco Projects immediately prior to the Contribution of their respective Borrower Holdco Subsidiary Ventures to the Borrower Holdco Venture; and in each case following the allocation of such Operating Expenses to the Borrower Holdco Projects as set forth in this Section 2.2 above, such Operating Expenses shall be further allocated to the Partnership in an amount for each Borrower Holdco Project equal to the Partnership Proportionate Interest in such Borrower Holdco Project, with the remaining share of such Operating Expenses in any Borrower Holdco Project allocated to Monogram Manager.

2.3    Exercise of Sale Rights under the Agreement. For avoidance of doubt, the exercise by the Partnership of any right of the Partnership pursuant to Section 7.1(e) or Section 7.1(f) of the Agreement with respect to any Borrower Holdco Venture Project shall require the prior written consent of the Limited Partner.

2.4    Manager Cause Event. Notwithstanding Section 7.1(g) of the Agreement, in the event Monogram General Partner becomes aware of any event or circumstance which Monogram General Partner reasonably believes is likely to result in a Manager Cause Event (as defined in the Borrower Holdco Venture Agreement) with respect to a particular Borrower Holdco Subsidiary Venture, Monogram General Partner will promptly notify the Limited Partner in writing of the occurrence of such event or circumstance. In the event either (1) any such written notice states that an event or circumstance is likely to result in a Manager Cause Event or (2) the Limited Partner obtains knowledge that an event or circumstance has occurred that is reasonably likely to result in a Manager Cause Event with respect to a particular Borrower Holdco Subsidiary Venture, and the Limited Partner has not elected in accordance with Section 7.8(a) and Section 7.12 of the Agreement to remove Monogram General Partner as the General Partner of the Partnership, the Limited Partner may notify Monogram General Partner as to its election, within the time period specified in the Borrower Holdco Venture Agreement, to cause the Partnership to remove the Manager of the Borrower Holdco Venture with respect to such Borrower Holdco Subsidiary Venture in accordance with the terms of the Borrower Holdco Venture Agreement, and if such election is timely made, Monogram General Partner agrees to cause the Partnership to remove the Manager of the Borrower Holdco Venture with respect to such Borrower Holdco Subsidiary Venture in accordance with the terms of the Borrower Holdco Venture Agreement and to exercise such remedies with respect thereto on behalf of Partnership as the Limited Partner reasonably directs that are consistent with the terms of the Agreement and the Borrower Holdco Venture Agreement.

2.5    Portfolio Sale Right. Notwithstanding Section 14.1 of the Agreement: (i) the terms and provisions of Section 14.1 of the Agreement with respect to each Venture shall individually apply to each Borrower Holdco Subsidiary Venture, (ii) Monogram General Partner shall have the right to make and re-make “Individual Venture Offers” with respect to the Partnership’s Partnership Proportionate Interest in any Borrower Holdco Subsidiary Venture in accordance with the terms and provisions of Section 14.1 of the Agreement, (iii) any sale to Monogram General Partner, Monogram, their respective Affiliates or any designee of Monogram General Partner, of the Partnership’s Partnership Proportionate Interest in any Borrower Holdco Subsidiary Venture pursuant to Section 14.1 of the Agreement (as amended hereby) shall be effected by a transfer of one hundred percent (100%) of the Borrower Holdco Venture’s interests in such Borrower Holdco Subsidiary Venture, and the proceeds of any such sale shall be paid directly to the Partnership.

2.6    Project Sale Right. Notwithstanding Section 14.2 of the Agreement: (i) the terms and provisions of Section 14.2(f) and (g) of the Agreement with respect to each Venture shall individually apply to each Borrower Holdco Subsidiary Venture, (ii) Monogram General Partner shall have the right to exercise the Matching Right with respect to the Partnership’s Partnership Proportionate Interest in any Borrower Holdco Subsidiary Venture in accordance with the terms and provisions of Section 14.2(f) of the Agreement, (iii) any sale to Monogram General Partner, Monogram, their respective Affiliates or any designee of Monogram General Partner, of the Partnership’s Partnership Proportionate Interest in any Borrower Holdco Subsidiary Venture pursuant to Section 14.2 of the Agreement shall be effected by a transfer of one hundred percent (100%) of the Borrower Holdco Venture’s interests in such Borrower Holdco Subsidiary Venture, and the proceeds of any such sale shall be paid directly to the Partnership.

2.7    No Additional Approval of Certain Approved Items Required. Each of Monogram General Partner and PGGM PRE Fund hereby ratify, approve and Consent, on behalf of the Partnership, the transactions described in the WHEREAS clauses and in Section 2.1(a), (b) and (d) of this Amendment, including without limitation, (w) the formation of Borrower Holdco Venture, (x) the Borrower Holdco Venture Agreement, including the execution, delivery and performance thereof, (y) the Contribution Agreement, including the execution and delivery thereof, and the consummation of the transactions contemplated thereby, (z) the Financing Documents, including the execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby; and the taking of any and all acts that the managers and officers of the Monogram General Partner may deem necessary, desirable or appropriate in connection with any or all of the foregoing (individually and collectively, the “Approved Items”). For the avoidance of doubt, and by their countersignatures hereto, each member of the Advisory Committee expressly intends that this Amendment shall constitute their Consent to the Approved Items, and that, notwithstanding any provision of Section 8.2(b) of the Agreement to the contrary, no further Consent or approval of the Partnership shall be required in connection with the Approved Items, including any Consent of the Advisory Committee; provided, however, that for clarification and not in limitation of the foregoing, any Collateral Disposition or the acquisition of any Subsequent Contributed Venture shall remain subject to the approval of the Advisory Committee (or the approval of each of Monogram General Partner and PGGM PRE Fund), on behalf of the Partnership.

2.8    Principal Office of the Partnership. The second sentence of Section 2.2 of the Agreement is hereby amended and restated to read as follows:

The principal place of business and the principal administrative office of the Partnership shall be 5800 Granite Parkway, Suite 1000, Plano, Texas 75024.
2.9    Monogram General Partner Notice Address. The notice address of the Monogram General Partner in Section 15.1 of the Agreement is hereby amended and restated to read as follows:

REIT MP GP, LLC
c/o Monogram Residential Trust, Inc.
5800 Granite Parkway, Suite 1000
Plano, Texas 75024
Attention: Mark Alfieri, Ross Odland, Daniel Swanstrom, II and Howard Garfield
Email:    malfieri@monogramres.com
rodland@monogramres.com
dswanstrom@monogramres.com
hgarfield@monogramres.com

ARTICLE III.
MISCELLANEOUS

3.1    Remainder of Agreement. Except as expressly provided in this Amendment, the Agreement, as amended hereby, remains in full force and effect.

3.2    Miscellaneous. Sections 8.7, 15.1 (as amended by this Amendment), 15.2, 15.5, 15.6 15.7, 15.8, 15.9, 15.10, 15.12, 15.13, 15.14, 15.15, 15.16, 15.17 and 15.19, of the Agreement shall apply equally to this Amendment as if set forth herein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of Effective Date.

PGGM PRE FUND:

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, acting in its capacity as title holder of and for the account and risk of PGGM Private Real Estate Fund, represented by PGGM Vermogensbeheer B.V. as its attorney-in-fact

By: /s/ M.M. Klaassen
Name: M.M. Klaassen
Title: Attorney-in-fact

By: /s/ E.W. Lindeijer
Name: E.W. Lindeijer
Title: Director

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MONOGRAM GENERAL PARTNER:

REIT MP GP, LLC, a Delaware limited liability company

By: /s/ Ross P. Odland
Name: Ross P. Odland
Title: Senior Vice President - Portfolio Management

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Acknowledged and agreed as to subsection 2.7 of this Amendment:

ADVISORY COMMITTEE:

/s/ Mark T. Alfieri
Name: Mark T. Alfieri

/s/ Ross P. Odland
Name: Ross P. Odland

/s/ Werner Sohier
Name: Werner Sohier

/s/ Jikke deWit
Name: Jikke deWit